UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

MANPOWERGROUP INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)
____________________________________
2011 Equity Incentive Plan of ManpowerGroup Inc.
(Full title of plan)
____________________________________

Richard Buchband
Senior Vice President, General Counsel and Secretary
ManpowerGroup Inc.
100 Manpower Place
Milwaukee, Wisconsin 53212
                        (414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

with copy to:
Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	3,500,000(2)	$80.99(2)	$283,465,000 (2)	$36,510.29 (2)

(1)
In addition to the shares set forth in this table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered includes an indeterminate number of shares of the Registrant’s common stock, $.01 par value (the “Common Stock”), that may become issuable as a result of stock dividends, stock splits or similar transactions, as provided in the 2011 Equity Incentive Plan, as amended.

(2)
The registration fee was calculated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Common Stock on the New York Stock Exchange on May 7, 2014.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by ManpowerGroup Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act.  The information in the registration statement on Form S-8 filed by the Registrant (Registration No. 333-174305) pursuant to the Securities Act on May 18, 2011, is incorporated by reference into this Registration Statement.

Exhibits

4.1	2011 Equity Incentive Plan of ManpowerGroup Inc. (Amended and Restated Effective April 29, 2014)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 9, 2014.

MANPOWERGROUP INC.

By:	/s/ Richard Buchband
Richard Buchband
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Jonas Prising	Chief Executive Officer and a Director	May 9, 2014
Jonas Prising	(Principal Executive Officer)

/s/ Michael J. Van Handel	Executive Vice President and Chief Financial	May 9, 2014
Michael J. Van Handel	Officer (Principal Financial Officer and Principal Accounting Officer)

*	Director	May 9, 2014
Marc J. Bolland

*	Director	May 9, 2014
Gina R. Boswell

*	Director	May 9, 2014
Cari M. Dominguez

*	Director	May 9, 2014
William Downe

*	Director	May 9, 2014
Jack M. Greenberg

*	Director	May 9, 2014
Patricia A. Hemingway Hall

*	Director	May 9, 2014
Jeffrey A. Joerres

*	Director	May 9, 2014
Roberto Mendoza

*	Director	May 9, 2014
Ulice Payne, Jr.

*	Director	May 9, 2014
Elizabeth P. Sartain

*	Director	May 9, 2014
John R. Walter

*	Director	May 9, 2014
Edward J. Zore

By: /s/ Richard Buchband
Richard Buchband Attorney-in-Fact*
*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits
4.1	2011 Equity Incentive Plan of ManpowerGroup Inc. (Amended and Restated Effective April 29, 2014)
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Powers of Attorney